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                                                                      EXHIBIT 21

                    THE NAHDREE GROUP, LTD. AND SUBSIDIARIES

                           SUBSIDIARIES OF REGISTRANT

     The following table sets forth (i) the corporate name of the subsidiaries of the Company at May 31, 1998, (ii) the jurisdiction of incorporation for each such subsidiary, and (iii) the percentage of voting stock owned by The Nahdree Group, Ltd. and the immediate parent companies of each such subsidiary. Some such subsidiaries listed herein are inactive or dormant.

                                                                                                  Percentage
                                                                            Percentage            of Voting
                                                                            of Voting            Stock Owned
                                                                           Stock Owned           by Immediate
                                                  Jurisdiction of              by                   Parent
Name of Subsidiary                                 Incorporation      The Nahdree Group, Ltd.       Company
------------------                                ---------------     ----------------------     ------------
The Nahdree Group, Inc.                           New York                      100%
European Collections Outlet, Inc.                 New York                      100%
Nah Nah Collection, Inc.                          New York                      100%
European Collections of Gilroy, Inc.              California                    100%
European Collections of Chattanooga, Inc.         Tennessee                     100%
European Collections of Harriman, Inc.            New York                      100%
European Collections of Queenstown, Inc.          Maryland                      100%
European Collections of Silverthorne, Inc.        Colorado                      100%
European Collections of Williamsburg, Inc.        Virginia                      100%
European Collections of Birch Run, Inc.           Michigan                      100%
European Collections of Kanosha, Inc.             Wisconsin                     100%
European Collections of Perryville, Inc.          Maryland                      100%
European Collections of Reading Station, Inc.     Pennsylvania                  100%
European Collections of Santa Fe, Inc.            New Mexico                    100%
Colorado Textile, Inc.                            Delaware                      100%
Designer Collections of Pocono, Inc.              Pennsylvania                  100%
H.R.I., Inc.                                      New York                      100%
HRI - Palmer Corporation                          New York                      100%
H.R.M.E. Inc.                                     New York                      100%
L'Estelle Fashion Corporation                     New York                      100%
Silhouette, Inc.                                  New York                      100%
N.N.C.S. LLC                                      New York                      100%
NNCS of West Reading, Inc.                        Delaware                      100%
HRNL, Inc.                                        New York                      100%
HRSB, Inc.                                        New York                      100%
Nouvelle Sportive, Inc.                           New York                      100%
NNCS-NJ LLC                                       New Jersey                                        100%(1)
N.R.T. Company, Inc.                              New York                                          100%
He-Ro (Europe) Limited                            England                                            50%
Great Projects Limited(2)                         Hong Kong                                         100%(3)
Ho-Ho Group (Hong Kong) Limited                   Hong Kong                                         100%(4)
Gruppo Italiano Limited                           Hong Kong                                         100%
Group Apparel - He-Ro Far East Limited            Hong Kong                      90%                 10%
Durnard Limited                                   Hong Kong                      50%                 50%

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(1) 50% owned by NNCS LLC; 50% owned by Nah Nah Collection, Inc.

(2) Liquidation proceedings in Hong Kong were commenced in January 1996 for such subsidiary.

(3) 50% held in trust for immediate parent company.

(4) 100% owned by N.R.T. Company, Inc. and Group Apparel - He-Ro Far East
    Limited.